Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-162989 on Form S-8 of Edison International of our report dated June 25, 2026, appearing in the Annual Report on Form 11-K of Edison 401(k) Savings Plan for the year ended December 31, 2025.

/s/ McConnell & Jones, LLP
McConnell & Jones, LLP

Houston, Texas
June 25, 2026